Exhibit 99.1

Intercontinental Exchange Reports Strong Third Quarter 2021

• 3Q21 net revenues of $1.8 billion, +28% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

"We are pleased to report our strong third quarter results which extend our track record of growth. Our customers continue to rely on our mission-critical data and technology to provide transparency and efficiencies across asset classes and through an array of macroeconomic environments. We remain focused on collaboration and innovation to serve our customers, generate growth and deliver value to our stockholders."

• 3Q21 GAAP diluted EPS of $1.12, +58% y/y

• 3Q21 adj. diluted EPS of $1.30, +34% y/y

• 3Q21 operating income of $878 million, +40% y/y; adjusted operating income of $1.0 billion, +31% y/y

• 3Q21 operating margin of 49%; adj. operating margin of 58%

• Expect to resume share repurchases in the fourth quarter

• Bakkt completes merger with VPC Impact Acquisition Holdings

• Reached an agreement to sell 9.85% stake in Euroclear for €709 million

ATLANTA & NEW YORK, October 28, 2021 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the third quarter of 2021. For the quarter ended September 30, 2021, consolidated net income attributable to ICE was $633 million on $1.8 billion of consolidated revenues, less transaction-based expenses. Third quarter GAAP diluted earnings per share (EPS) were $1.12. Adjusted net income attributable to ICE was $735 million in the third quarter and adjusted diluted EPS were $1.30. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "In the third quarter, we generated double-digit revenue, operating income and earnings per share growth. This strong performance, including double digit growth in our recurring revenues, was driven by contributions from all three business segments and is a testament to the power of our diverse business model. Additionally, our strong cash flows and strategic capital allocation will enable us to accelerate capital return to our shareholders while also continuing to invest."

Third Quarter 2021 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	3Q21
Exchanges	$959	66%	68%
Fixed Income and Data Services	$477	29%	39%
Mortgage Technology	$366	30%	58%
Consolidated	$1,802	49%	58%

Third quarter consolidated net revenues were $1.8 billion, up 28% year-over-year including exchange net revenues of $959 million, fixed income and data services revenues of $477 million and mortgage technology revenues of $366 million. Consolidated operating expenses were $924 million for the third quarter of 2021. On an adjusted basis, consolidated operating expenses were $755 million. Consolidated operating income for the third quarter was $878 million and the operating margin was 49%. On an adjusted basis, consolidated operating income for the third quarter was $1.0 billion and the adjusted operating margin was 58%.

Exchanges Segment Results

Third quarter exchange net revenues were $959 million. Exchange operating expenses were $330 million and on an adjusted basis, were $309 million in the third quarter. Segment operating income for the third quarter was $629 million and the operating margin was 66%. On an adjusted basis, operating income was $650 million and the adjusted operating margin was 68%.

$ (in millions)	3Q21	3Q20	% Chg
Revenue, net:
Energy	$316	$229	38%
Ags and Metals	56	54	5%
Financials(1)	93	76	24%
Cash Equities and Equity Options	79	74	7%
OTC and Other(2)	84	73	14%
Data and Connectivity Services	208	201	3%
Listings	123	111	10%
Segment Revenue	$959	$818	17%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Third quarter fixed income and data services revenues were $477 million. Fixed income and data services operating expenses were $338 million and adjusted operating expenses were $293 million in the third quarter. Segment operating income for the third quarter was $139 million and the operating margin was 29%. On an adjusted basis, operating income was $184 million and the adjusted operating margin was 39%.

$ (in millions)	3Q21	3Q20	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$12	$15	(18)%	(18)%
CDS Clearing	51	47	9%	9%
Fixed Income Data and Analytics	272	259	5%	5%
Other Data and Network Services	142	129	10%	9%
Segment Revenue	$477	$450	6%	6%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q20, 1.2916 and 1.1691, respectively.

Mortgage Technology Segment Results

Third quarter mortgage technology revenues were $366 million. Mortgage technology operating expenses were $256 million and adjusted operating expenses were $153 million in the third quarter. Segment operating income for the third quarter was $110 million and the operating margin was 30%. On an adjusted basis, operating income was $213 million and the adjusted operating margin was 58%.

$ (in millions)	3Q21	3Q20	% Chg(1)
Revenue:
Origination Technology	$245	$67	n/a
Closing Solutions	88	67	31%
Data and Analytics	19	5	n/a
Other	14	4	n/a
Segment Revenue	$366	$143	n/a

(1) Percentage changes in the table above deemed "n/a" are not meaningful due to the acquisition of Ellie Mae in September 2020.

Other Matters

•	The effective tax rate for the third quarter of 2021 was 23%.
•	Operating cash flow through the third quarter of 2021 was $2.1 billion and free cash flow was $2.0 billion.
•	Unrestricted cash was $618 million and outstanding debt was $14.2 billion as of September 30, 2021.
•	Through the third quarter of 2021, ICE paid $561 million in dividends.
•	ICE expects to resume share repurchases in the fourth quarter.
•	Bakkt completed its merger with VPC Impact Acquisition Holdings on October 15, 2021.
•	ICE reached an agreement to sell its 9.85% stake in Euroclear for €709 million. The transaction could close as soon as the first half of 2022, subject to regulatory approvals.

Financial Guidance

•	ICE's fourth quarter 2021 total recurring revenues are expected to be in a range of $892 million to $907 million.
◦	Exchanges fourth quarter 2021 total recurring revenues are expected to be in a range of $330 million to $335 million.
◦	Fixed Income & Data Services fourth quarter 2021 total recurring revenues are expected to be in a range of $415 million to $420 million.
◦	Mortgage Technology fourth quarter 2021 total recurring revenues are expected to be in a range of $147 million to $152 million.
•	ICE's fourth quarter 2021 GAAP operating expenses are expected to be in a range of $922 million to $932 million. Adjusted operating expenses(1) are expected to be in a range of $737 million to $747 million, including approximately $10 million related to Bakkt..
•	ICE's fourth quarter 2021 GAAP non-operating income(2) is expected to be in the range of $1.185 billion to $1.190 billion, including an expected gain on the Bakkt merger of approximately $1.3 billion. Adjusted non-operating expense is expected to be in the range of $100 million to $105 million.
•	ICE's diluted share count for the fourth quarter is expected to be in the range of 563 million to 569 million weighted average shares outstanding, excluding the impact of any potential share repurchases.

(1) 2021 and 4Q21 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and transaction & integration costs.

(2) Non-operating income / expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes the equity earnings from unconsolidated investees and the expected gain on Bakkt merger.

Earnings Conference Call Information

ICE will hold a conference call today, October 28, 2021, at 8:30 a.m. ET to review its third quarter 2021 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-512-2926 from the United States or 412-317-6300 from outside of the United States. Telephone participants are required to provide the participant entry number 8624010 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2021 earnings has been scheduled for February 3rd, 2022 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/home/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
Revenues:	2021	2020	2021	2020
Exchanges	$4,376	$4,406	$1,434	$1,337
Fixed income and data services	1,403	1,360	477	450
Mortgage technology	1,061	245	366	143
Total revenues	6,840	6,011	2,277	1,930
Transaction-based expenses:
Section 31 fees	204	465	38	145
Cash liquidity payments, routing and clearing	1,330	1,181	437	374
Total revenues, less transaction-based expenses	5,306	4,365	1,802	1,411
Operating expenses:
Compensation and benefits	1,093	849	374	298
Professional services	124	100	43	37
Acquisition-related transaction and integration costs	42	90	14	76
Technology and communication	495	388	168	131
Rent and occupancy	61	59	20	19
Selling, general and administrative	163	132	52	43
Depreciation and amortization	759	494	253	180
Total operating expenses	2,737	2,112	924	784
Operating income	2,569	2,253	878	627
Other income (expense):
Interest income	—	9	—	1
Interest expense	(321)	(245)	(108)	(89)
Other income, net	1,341	75	54	44
Other income (expense), net	1,020	(161)	(54)	(44)
Income before income tax expense	3,589	2,092	824	583
Income tax expense	1,049	512	187	189
Net income	$2,540	$1,580	$637	$394
Net income attributable to non-controlling interest	(9)	(17)	(4)	(4)
Net income attributable to Intercontinental Exchange, Inc.	$2,531	$1,563	$633	$390

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$4.50	$2.85	$1.12	$0.71
Diluted	$4.48	$2.83	$1.12	$0.71
Weighted average common shares outstanding:
Basic	563	549	563	548
Diluted	565	552	566	551

Consolidated Balance Sheets

(In millions)

	As of
	September 30, 2021	As of
	(Unaudited)	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$618	$583
Short-term restricted cash and cash equivalents	1,045	1,000
Customer accounts receivable, net	1,327	1,230
Margin deposits, guaranty funds and delivery contracts receivable	108,698	84,083
Prepaid expenses and other current assets	1,032	323
Total current assets	112,720	87,219
Property and equipment, net	1,723	1,713
Other non-current assets:
Goodwill	21,309	21,291
Other intangible assets, net	13,928	14,408
Long-term restricted cash and cash equivalents	398	408
Other non-current assets	584	1,161
Total other non-current assets	36,219	37,268
Total assets	$150,662	$126,200

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$696	$639
Section 31 fees payable	14	207
Accrued salaries and benefits	275	346
Deferred revenue	322	158
Short-term debt	1,831	2,411
Margin deposits, guaranty funds and delivery contracts payable	108,698	84,083
Other current liabilities	196	155
Total current liabilities	112,032	87,999
Non-current liabilities:
Non-current deferred tax liability, net	3,689	3,563
Long-term debt	12,394	14,126
Accrued employee benefits	200	206
Non-current operating lease liability	274	320
Other non-current liabilities	394	359
Total non-current liabilities	16,951	18,574
Total liabilities	128,983	106,573
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	87	93
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,269)	(5,200)
Additional paid-in capital	14,019	13,845
Retained earnings	13,009	11,039
Accumulated other comprehensive loss	(206)	(192)
Total Intercontinental Exchange, Inc. stockholders’ equity	21,559	19,498
Non-controlling interest in consolidated subsidiaries	33	36
Total equity	21,592	19,534
Total liabilities and equity	$150,662	$126,200

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2021	2020	2021		2020	2021	2020
Total revenues, less transaction-based expenses	$2,842	$2,760	$1,403	$1,360	$1,061		$245	$5,306	$4,365
Operating expenses	977	919	1,010	987	750		206	2,737	2,112
Less: Amortization of acquisition-related intangibles	56	53	136	144	277		38	469	235
Less: Transaction and integration costs and acquisition-related success fees	12	10	—	—	28		76	40	86
Less: Accrual relating to a regulatory settlement	—	—	—	8	—		—	—	8
Adjusted operating expenses	$909	$856	$874	$835	$445		$92	$2,228	$1,783
Operating income	$1,865	$1,841	$393	$373	$311		$39	$2,569	$2,253
Adjusted operating income	$1,933	$1,904	$529	$525	$616		$153	$3,078	$2,582
Operating margin	66%	67%	28%	27%	29%		16%	48%	52%
Adjusted operating margin	68%	69%	38%	39%	58%		62%	58%	59%
						0

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$959	$818	$477	$450	$366	$143	$1,802	$1,411
Operating expenses	330	297	338	331	256	156	924	784
Less: Amortization of acquisition-related intangibles	19	18	45	48	92	28	156	94
Less: Transaction and integration costs	2	—	—	—	11	76	13	76
Less: Accrual relating to a regulatory settlement	—	—	—	3	—	—	—	3
Adjusted operating expenses	$309	$279	$293	$280	$153	$52	$755	$611
Operating income	$629	$521	$139	$119	$110	$(13)	$878	$627
Adjusted operating income	$650	$539	$184	$170	$213	$91	$1,047	$800
Operating margin	66%	64%	29%	26%	30%	(9)%	49%	44%
Adjusted operating margin	68%	66%	39%	38%	58%	64%	58%	57%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income attributable to ICE	$2,531	$1,563
Add: Amortization of acquisition-related intangibles	469	235
Add: Transaction and integration costs and acquisition-related success fees	40	86
Add: Accelerated unamortized costs related to the early payoff of the June 2023 floating rate senior notes	4	—
Add: Extinguishment of December 2020 Senior Notes	—	14
Add: Pre-acquisition interest expense on debt issued for Ellie Mae acquisition	—	5
Add: Accrual relating to legal settlement	16	—
Add: Accrual relating to regulatory settlement	—	8
Add: Impairment of CAT promissory notes	—	2
Less: Gain on sale of Coinbase equity investment	(1,227)	—
Less: Gain on value of equity investment	(34)	—
Less: Gain related to the settlement of an acquisition-related indemnification claim	(7)	—
Less: Net income from unconsolidated investees	(42)	(84)
Add/(Less): Income tax effect for the above items	204	(62)
Add: Deferred tax adjustments on acquisition-related intangibles	196	33
Adjusted net income attributable to ICE	$2,150	$1,800

Basic earnings per share	$4.50	$2.85
Diluted earnings per share	$4.48	$2.83

Adjusted basic earnings per share	$3.82	$3.28
Adjusted diluted earnings per share	$3.80	$3.26

Basic weighted average common shares outstanding	563	549
Diluted weighted average common shares outstanding	565	552

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net income attributable to ICE	$633	$390
Add: Amortization of acquisition-related intangibles	156	94
Add: Transaction and integration costs	13	76
Add: Accrual related to legal settlement	16	—
Add: Accrual related to regulatory settlement	—	3
Add: Accelerated unamortized costs related to the early payoff of the June 2023 floating rate senior notes	4	—
Add: Pre-acquisition interest expense on debt issued for Ellie Mae acquisition	—	5
Less: Gain on value of equity investment	(34)	—
Less: Net income from unconsolidated investees	(8)	(49)
Less: Income tax effect for the above items	(44)	(29)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(1)	43
Adjusted net income attributable to ICE	$735	$533

Basic earnings per share	$1.12	$0.71
Diluted earnings per share	$1.12	$0.71

Adjusted basic earnings per share	$1.31	$0.97
Adjusted diluted earnings per share	$1.30	$0.97

Basic weighted average common shares outstanding	563	548
Diluted weighted average common shares outstanding	566	551

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Cash flow from operations	$2,130	$1,815
Less: Capital expenditures and capitalized software development costs	(328)	(268)
Add: Section 31 fees, net	193	85
Free cash flow	$1,995	$1,632

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 4, 2021. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Mary Caroline O'Neal

+1 770 738 2151

marycaroline.oneal@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com